Exhibit (n)(3)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-220385) on Form N-2 of Capital Southwest Corporation of our report dated May 12, 2017, relating to the financial statements of I-45 SLF LLC, appearing in the Registration Statement and related Prospectus of Capital Southwest Corporation. We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in such Registration Statement and related Prospectus.

/s/ RSM US LLP

Chicago, Illinois

October 23, 2017